SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

000-1036848
(Commission File Nunmber)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯⁯ ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amenmdments to Articles of Incorporation or Bylaws; Change In Fiscal Year

(a)  Amendment of Bylaws
On November 22, 2016, the Board of Directors of the Company approved and adopted the Amended and Restated Bylaws of the Company. The Amended and Restated Bylaws include provisions regarding advance notice requirements for stockholder proposals and director nominations, including informational requirements in connection with such proposals and director nominations.  The Amended and Restated Bylaws became effective immediately upon approval by the Board of Directors on November 22, 2016
Article I, Section 7.6 of the Amended and Restated Bylaws provides that meetings of the stockholders shall be conducted according to rules or regulations that the Board of Directors deems necessary, appropriate or convenient for the conduct of such meetings, and empowers the chairman of the meeting to prescribe procedures for the conduct of the meeting.  These provisions are designed to ensure the orderly conduct of annual meetings of stockholders.
Article I, Section 7.11 of the Amended and Restated Bylaws will require that for business to be properly brought before an annual meeting of stockholders (other than business included in the Company's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or director nominations) by a stockholder, the stockholder must have given timely notice thereof to the Company not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials (or in the absence of proxy materials, its notice of the meeting) for the previous year's annual meeting of stockholders.  Article I, Section 7.11 of the Amended and Restated Bylaws will also require more comprehensive information from any stockholder who intends to make a proposal at an annual meeting of stockholders.  These provisions are designed to uncover undisclosed relationships, interests or potential biases that could affect how the Company and/or its stockholders may understand or react to a proposal.
Article II, Section 4 of the Amended and Restated Bylaws will require that for director nominations to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof to the Company not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials (or in the absence of proxy materials, its notice of the meeting) for the previous year's annual meeting of stockholders.  Article II, Section 4 of the Amended and Restated Bylaws will also require more comprehensive information from any stockholder who intends to make a director nomination.  These provisions are designed to uncover undisclosed relationships, interests or potential biases that could affect how the Company and/or its stockholders may understand or react to a nomination.
The Amended and Restated Bylaws also incorporate various conforming, ministerial and other related changes.
Based on the newly adopted Amended and Restated Bylaws, Company stockholders who intend to make a stockholder proposal at the 2017 Annual Meeting or make nominations to the Board of Directors for election at the 2017 Annual Meeting are required to submit their proposal or nominations no earlier than November 23, 2016 and no later than December 23, 2016.
The foregoing summary is not, nor is it intended to be, a complete or comprehensive summary of all of the changes to the Company's bylaws, and it is qualified in its entirety by the full text of the Amended and Restated Bylaws, a copy of which is being filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Title
31.1	Amended and Restated Bylaws of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 22, 2016

AEROCENTURY CORP.
.
By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer